Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-291520) of Coherus Oncology, Inc.,

(2)	Registration Statement (Form S-8 No. 333-200593) pertaining to the BioGenerics, Inc. 2010 Equity Incentive Plan, as amended, the Coherus Oncology, Inc. 2014 Equity Incentive Award Plan, and the Coherus Oncology, Inc. 2014 Employee Stock Purchase Plan,

(3)	Registration Statements (Form S-8 Nos. 333-203356, 333-209936, 333-216679, 333-222700, 333-229480, 333-236068, 333-251876, and 333-262134) pertaining to the Coherus Oncology, Inc. 2014 Equity Incentive Award Plan and the Coherus Oncology, Inc. 2014 Employee Stock Purchase Plan,

(4)	Registration Statements (Form S-8 Nos. 333-213077, 333-225616, 333-228274, 333-229479, 333-231329, 333-234601, 333-236065, 333-251877, and 333-262941) pertaining to the 2016 Employment Commencement Incentive Plan of Coherus Oncology, Inc.,

(5)	Registration Statements (Form S-8 Nos. 333-269291 and 333-278314) pertaining to the Coherus Oncology, Inc. 2014 Equity Incentive Award Plan,

(6)	Registration Statement (Form S-8 No. 333-281394) pertaining to the Coherus Oncology, Inc. Amended and Restated 2014 Equity Incentive Award Plan, and

(7)	Registration Statement (Form S-8 No. 333-291519) pertaining to the Coherus Oncology, Inc. 2014 Employee Stock Purchase Plan, as amended;

of our reports dated March 9, 2026, with respect to the consolidated financial statements of Coherus Oncology, Inc. and the effectiveness of internal control over financial reporting of Coherus Oncology, Inc. included in this Annual Report (Form 10-K) of Coherus Oncology, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Francisco, California

March 9, 2026